UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 13, 2008
MIDWEST BANC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29598	36-3252484
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number
501 W. NORTH AVENUE
MELROSE PARK, ILLINOIS 60160
(Address of principal executive offices)
(708) 865-1053
(Registrant’s Telephone Number,
Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     Midwest Bank and Trust Company (the “Bank”), a wholly owned subsidiary of Midwest Banc Holdings, Inc. (“Midwest”), has entered into a definitive agreement to sell two properties. The properties are located at 1601 North Milwaukee Avenue and 1617-1622 North Damen Avenue in Chicago, Illinois. The Bank operates a branch out of the Milwaukee Avenue property and maintains a parking lot on the Damen Avenue property. The total sale price is expected to be approximately $18.35 million.
     In addition, the parties have agreed to prepare a Post-Closing Occupancy Agreement which will allow the Bank to continue to operate the branch for at least nine but not more than 18 months following the closing for a rental of $75,000 per month. The Bank will vacate the Damen Avenue parking lot at the time of the closing. The Agreement is expected to close on or before March 31, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
Date: March 13, 2008	By:	/s/ James J. Giancola
James J. Giancola
President and Chief Executive Officer

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